UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2009

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Performance Share Awards.

On February 17, 2009, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Health Net, Inc. (the "Company") updated the structure of the 2009 Performance Share Program (the "2009 Program"), which was previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009 (the "January Form 8-K"). Performance shares that are awarded under the 2009 Program will "cliff" vest in their entirety on the third anniversary of the date of grant only upon (1) the Company’s attainment of a minimum 2009 pre-tax income ("PTI") performance level and/or the completion of certain strategic business divestitures during 2009, and (2) the executive officer remaining employed by the Company on the third anniversary of the date of grant. In addition, executive officers are eligible to receive additional performance shares, which will vest on the third anniversary of the date of grant upon the Company’s attainment of minimum 2009 and 2010 PTI levels. The following executive officers are eligible to receive performance share awards under the 2009 Program:

· James Woys, Executive Vice President & Chief Operating Officer
· Joseph Capezza, Executive Vice President & Chief Financial Officer
· Linda Tiano, Senior Vice President, General Counsel & Secretary
· Karin Mayhew, Senior Vice President, Organization Effectiveness

Executive Officer Incentive Plan.

On February 17, 2009, the Compensation Committee approved the performance measures for 2009 bonuses under the Company’s 2006 Executive Officer Incentive Plan (the "EOIP"), in connection with the 2009 EOIP bonus structure previously disclosed on the January Form 8-K. For the Company’s executive officers, the Compensation Committee approved funding the EOIP at 200% of their target bonuses, as set forth in their employment agreements, upon attainment of a 2009 PTI threshold. Assuming achievement of the 2009 PTI threshold, actual 2009 bonuses under the EOIP will be determined by the Compensation Committee based on the following formula:

2009 Bonus = Target Bonus x Company Performance Score x Individual Performance Score

The "company performance score" is based on the achievement of a pre-established Company performance measure, determined with reference to the Company’s PTI in 2009. The "company performance score" can range from 0-115%, depending on the Company’s performance relative to the PTI performance measure. Achievement of the target PTI performance measure will result in a "company performance score" of 100%. The "individual performance score" is based on a number of pre-established individual performance objectives (with assigned weighting), as modified by a leadership competency measure. An executive’s individual performance score can range from 0-188%, depending on the executive’s performance relative to the individual performance objectives and the leadership competency measure. Achievement of the target individual performance objectives will result in an "individual performance score" of 100%. Under the EOIP, the Compensation Committee retains the discretion to reduce the amount of any bonus payment that would otherwise be made to a participant upon the attainment of performance goals.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

February 23, 2009	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary